UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2015

AllDigital Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-141676	20-5354797
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

6 Hughes, Suite 200, Irvine, California 92618

(Address of Principal Executive Offices) (Zip Code)

(949) 250-7340

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Securities Purchase Agreement and Security Agreement

Between April 1, 2015 and July 20, 2015, AllDigital Holdings, Inc. (the “Company”) entered into Securities Purchase Agreements with six accredited investors (the “Investors”), pursuant to which the Company issued and sold an aggregate of $853,461.45 in principal of its 5% Senior Secured Convertible Notes (the “Notes”) to the Investors for an aggregate purchase price of $853,461.45. In connection with the sale of the Notes, the Investors became party to a Security Agreement between certain holders of the Notes and Richard P. Stevens, II, as collateral agent (“Security Agreement”).

The Notes are convertible into an aggregate of up to 5,689,741 shares of the Company’s common stock. The Notes have a maturity date of December 31, 2016 (“Maturity Date”). The Notes will bear interest at the rate of five percent (5%) per annum payable quarterly on the fifth (5th) day after the last business day of each calendar quarter. After the Maturity Date, and until the outstanding principal and accrued interest on the Notes has been paid, the Notes will bear interest at a rate of 1.0% per month. The outstanding principal under the Notes is convertible at any time prior to repayment, in whole or in part, into shares of the Company’s common stock at a conversion price of $0.15 per share, subject to adjustment for stock splits, stock dividends and recapitalizations. All accrued interest on the Notes shall be paid in cash upon any conversion of the Notes. The Notes are secured under the terms of the Security Agreement by a first priority lien on all of the Company’s tangible and intangible assets.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth above under the heading “Securities Purchase Agreement and Security Agreement” in Item 1.01 of this report is hereby incorporated by reference.

As described in Item 1.01 of this report, the Company issued and sold $853,461.45 in principal of its Notes. The Notes are convertible into an aggregate of up to 5,689,741 shares of the Company’s common stock. The aggregate gross proceeds of $853,461.45, less expenses, shall be allocated to general corporate purposes.

The issuance and sale of the Notes were made in reliance upon the exemption from registration available under Section 4(a)(2) of the Securities Act, among others, as transactions not involving a public offering. This exemption was claimed on the basis that these transactions did not involve any public offering and the purchasers in each offering were accredited or sophisticated and had sufficient access to the kind of information registration would provide. In each case, appropriate investment representations were obtained and the Notes were and the certificates evidencing any shares which may be issued upon conversion of the Notes will be issued with restrictive legends. Each Investor was given adequate access to sufficient information about the Company to make an informed investment decision.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 27, 2015	ALLDIGITAL HOLDINGS, INC.
a Nevada corporation

	By:	/s/ Michael Linos
	Name:	Michael Linos
	Title:	President and Chief Executive Officer